UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

ENVIROTECH VEHICLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1425 Ohlendorf Road
Osceola, AR 72370
(Address of principal executive offices) (Zip Code)

(951) 407-9860
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Franklin Lim as Chief Financial Officer

On December 26, 2024, Franklin Lim provided notice to Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), of his intention to resign as the Company’s Financial Officer due to health reasons. Mr. Lim’s resignation will be effective as of December 31, 2024, after which Mr. Lim will provide consulting services to the Company on terms and for a duration to be determined between the Company and Mr. Lim.

Appointment of William C. Miller as Chief Financial Officer

On December 30, 2024, the board of directors of the Company (the “Board”) appointed William C. Miller to serve as the Company’s Chief Financial Officer effective as of January 1, 2025 (the “Effective Date”).

Prior to joining the Company, Mr. Miller, age 49, owned and operated his own public accounting firm, William C. Miller, LLC, since 2017. During that time, Mr. Miller also served as the Director of Internal Audit for the Office of the Arkansas Lottery from August 2019 until December 2024. Prior to founding his accounting firm, Mr. Miller was a partner at L. Cotton Thomas & Company CPAs in Little Rock, Arkansas (“L. Cotton Thomas & Co.”) from January 2010 to October 2016 and previously served as a manager at L. Cotton Thomas & Co. from February 2000 to April 2007 and then from November 2007 to January 2010. Mr. Miller has over 25 years of accounting and finance experience with both private companies and public accounting firms. Mr. Miller is a Certified Public Accountant (CPA) and Chartered Global Management Accountant and received a Bachelor of Business Administration from Henderson State University in 1997.

Pursuant to the terms of an offer letter from the Company to Mr. Miller (the “Offer Letter”), Mr. Miller, as the Chief Financial Officer of the Company, will receive an annual base salary of $150,000. In addition, pursuant to the terms of the Offer Letter, effective as of Effective Date, the Board’s Compensation Committee approved a grant to Mr. Miller of a stock option under the Company’s 2017 Equity Incentive Plan to purchase 100,000 shares of the Company’s common stock, $0.00001 par value (“Common Stock”), at an exercise price equal to the closing price of the Common Stock on the grant date (or if the grant date does not fall on a trading day, the trading day immediately preceding the grant date), which will vest ratably at 1/24th per month for 24 months. The Offer Letter also provides that, after 90 days of employment, Mr. Miller will be eligible to participate in the Company’s employee benefit programs generally available to similarly situated employees, including health, vision and dental insurance.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There were no arrangements or understandings between Mr. Miller and any person pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Miller and any of the directors and executive officers of the Company, nor are there any transactions in which Mr. Miller has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter from Envirotech Vehicles, Inc. to William C. Miller
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: December 30, 2024	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer